Exhibit 99.1

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News Release	Nicole Mommsen Markus Talanow Investor Relations	+49 151 1454 2005 +49 6151 72-7144 +49 6151 72-3321

September 22, 2014

Merck KGaA to Acquire Sigma-Aldrich to Enhance Position in Attractive Life Science Industry

•	Merck KGaA to acquire Sigma-Aldrich for $140 per share in cash, valuing company at approx. $17 billion (€13.1 billion)

•	Acquisition expands EMD Millipore’s global reach, increasing the company’s presence in North America and adding exposure to fast-growing Asian markets

•	Customers benefit from broader offering of complementary products and capabilities and leading e-commerce platform in the industry

•	Merck KGaA plans to maintain significant presence in St. Louis, MO, and Billerica, MA

•	Life Science contribution to Merck KGaA earnings more than doubles

•	Transaction expected to be immediately accretive to EPS pre and EBITDA margin

•	Merck KGaA to host media conference call today at 8:00 AM EDT / 2:00 PM CET

Darmstadt, Germany and St. Louis, MO, September 22, 2014 – Merck KGaA, a leading company for innovative and top-quality high-tech products in the pharmaceutical, chemical and life science sectors, and Sigma-Aldrich today announced that they have entered into a definitive agreement under which Merck KGaA, Darmstadt, Germany, will acquire Sigma-Aldrich for $17.0 billion (€13.1 billion), establishing one of the leading players in the $130 billion global life science industry.

Merck KGaA, Darmstadt, Germany, will acquire all of the outstanding shares of Sigma-Aldrich for $140 per share in cash. The agreed price represents a 37% premium to the latest closing price of $102.37 on September 19, 2014, and a 36% premium to the one-month average closing price. The transaction is expected to be immediately accretive to Merck KGaA, Darmstadt,

Merck KGaA
Frankfurter Strasse 250	Head Media Relations -62445
64293 Darmstadt	Spokesperson: -9591 / -7144 / -6328
Hotline +49 6151 72-5000	Fax +49 6151 72-3138
www.emdgroup.com	media.relations@merckgroup.com

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Germany’s EPS pre and EBITDA margin. Merck KGaA, Darmstadt, Germany, expects to achieve annual synergies of approximately €260 million (approximately $340 million), which should be fully realized within three years after closing.

“This transaction marks a milestone on our transformation journey aimed at turning our three businesses into sustainable growth platforms”, said Karl-Ludwig Kley, Chairman of Merck KGaA, Darmstadt, Germany’s Executive Board. “For our life science business it’s even more than that: it’s a quantum leap. In one of the world’s key industries two companies that fit perfectly together have found each other to present a much broader product offering to our global customers in research, pharma and biopharma manufacturing and diagnostic and testing labs. As such, the combination of Merck KGaA, Darmstadt, Germany, and Sigma-Aldrich will secure stable growth and profitability in an industry that is driven by trends such as the globalization of research and manufacturing. What’s more, the combination gives us the possibility to invest even more in innovation going forward. We are delighted to make this compelling proposition to Sigma-Aldrich’s shareholders, who will obtain full and certain cash value for their shares.”

Rakesh Sachdev, President and Chief Executive Officer of Sigma-Aldrich, said, “We are excited to join forces with Merck KGaA, Darmstadt, Germany, a distinguished industry leader. The combined company will be well-positioned to deliver significant customer benefits, including a broader, complementary range of products and capabilities, greater investment in breakthrough innovations, enhanced customer service, and a leading e-commerce and distribution platform in the industry. This transaction is a clear validation of our success in transforming Sigma-Aldrich into a customer-focused and solutions-oriented global organization. This is a testament to the strength of the Sigma-Aldrich brand and the accomplishments of our 9,000 employees worldwide. We believe this is a very positive outcome for our shareholders, who will receive a significant premium, and our employees, who will benefit from enhanced opportunities as part of a larger, more global organization.”

The combined company will be able to serve life science customers around the world with a highly attractive set of established brands and an efficient supply chain that can support the delivery of more than 300,000 products. In the Laboratory & Academia business, together EMD

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Millipore and Sigma-Aldrich will offer their customers a complementary range of products across laboratory chemicals, biologics and reagents. In pharma and biopharma production, Sigma-Aldrich will complement EMD Millipore’s existing products and capabilities with additions along the entire value chain of drug production and validation.

Shaped over almost 350 years by a family of owners, Merck today is known as a successful and values-driven business and a well-respected employer in the life science industry. With a common focus on employees, customers and communities, the combination represents a strong operational and cultural fit. Merck KGaA, Darmstadt, Germany, has great respect for Sigma-Aldrich’s rich history, customer-centric culture and commitment to corporate social responsibility and believes that the combination will afford new opportunities to employees at both companies. Merck KGaA, Darmstadt, Germany, plans to maintain a significant presence in St. Louis, and in Billerica, following completion of the transaction, as well as in important EMD Millipore sites such as Darmstadt and Molsheim, France.

Merck KGaA, Darmstadt, Germany, has successfully integrated a number of life science businesses in recent years, evaluating each company and combining the strongest operations, most efficient processes and most innovative programs that best support the future growth of the combined company. Merck KGaA, Darmstadt, Germany, intends to apply the same principles to the acquisition of Sigma-Aldrich in order to ensure a seamless integration. An integration team, which will include representatives from both companies, will be established to oversee and facilitate the integration process.

The combined life science business will have solid growth potential, strong and sustainable cash flow, and meaningful efficiency potential on an operational level. Based on fiscal year 2013 financials, the business would have had combined sales of €4.7 billion ($6.1 billion), an increase of 79% and combined EBITDA pre (earnings before interest, taxes, depreciation and amortization before one-time items) of €1.5 billion ($2.0 billion), which is an increase of 139%. Merck KGaA, Darmstadt, Germany, Group’s sales would have increased by approximately 19%. For the same period, the acquisition would have increased Merck KGaA, Darmstadt, Germany, Group’s EBITDA pre by approximately 24% and improved Group EBITDA pre margin from approximately 30% to approximately 33% including expected synergies.

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The transaction has been unanimously approved by Sigma-Aldrich’s Board of Directors. A merger agreement will be presented to Sigma-Aldrich shareholders for approval at a special meeting of shareholders. The transaction has the full support of Merck KGaA, Darmstadt, Germany’s Executive Board and E. Merck KG including its Board of Partners, and a Merck KGaA, Darmstadt, Germany, shareholder vote will not be required. Bridge financing has been secured for the all-cash transaction, and Merck KGaA, Darmstadt, Germany, expects the final financing structure will comprise a combination of cash on Merck KGaA, Darmstadt, Germany’s balance sheet, bank loans and bonds. Closing is expected in mid-year 2015, subject to regulatory approvals and other customary closing conditions.

Guggenheim Securities and J.P. Morgan are acting as financial advisers to Merck KGaA, Darmstadt, Germany. Skadden, Arps, Slate, Meagher & Flom LLP is acting as legal adviser to Merck KGaA, Darmstadt, Germany. Morgan Stanley & Co. LLC is acting as financial adviser to Sigma-Aldrich and Sidley Austin LLP is acting as legal adviser.

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Notes to editors

•	Documents regarding the transaction are accessible here.

•	For the media, a conference call will be held with the Merck KGaA, Darmstadt, Germany management at 8:00 AM EDT / 2:00 PM CET

+1 (888) 424-8151	Audience US Toll Free
+1 (847) 585-4422	Audience US Toll
0800 222 2013	Audience Germany Freephone
069 222 215 20	Audience Germany-Frankfurt Local
Audience Passcode	9203 983

•	For analysts and investors, a conference call with the Merck KGaA, Darmstadt, Germany management will be held 9:00 AM EDT / 3:00 PM CET

+1 (888) 424-8151	Audience US Toll Free
+1 (847) 585-4422	Audience US Toll
0800 222 2013	Audience Germany Freephone
069 222 215 20	Audience Germany-Frankfurt Local
Audience Passcode	6411 816

•	Merck on Facebook, Twitter, Linkedin

•	Merck KGaA, Darmstadt, Germany photos and video footage can be found here

•	Merck KGaA, Darmstadt, Germany stock symbols

Reuters: MRCG, Bloomberg: MRK GY, Dow Jones: MRK.DE

Frankfurt Stock Exchange: ISIN: DE 000 659 9905 – WKN: 659 990

•	Sigma-Aldrich stock symbols

Reuters: SIAL.O, Bloomberg: SIAL:US

Contacts Sigma-Aldrich

Karen Miller

Senior Vice President, Corporate Development & Corporate Communications

Karen.Miller@sial.com

+1-314-286-7996

Quintin Lai

Vice President - Investor Relations and Strategy

investorrelations@sial.com

+1-314-898-4643

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All Merck KGaA, Darmstadt, Germany, press releases are distributed by e-mail at the same time they become available on the EMD Group Website. In case you are a resident of the USA or Canada please go to www.emdgroup.com/subscribe to register again for your online subscription of this service as our newly introduced geo-targeting requires new links in the email. You may later change your selection or discontinue this service.

About Merck KGaA, Darmstadt, Germany

Merck KGaA of Darmstadt, Germany, is a leading company for innovative and top-quality high-tech products in the pharmaceutical and chemical sectors. Its subsidiaries in Canada and the United States operate under the umbrella brand EMD. Around 39,000 employees work in 66 countries to improve the quality of life for patients, to further the success of customers and to help meet global challenges. The company generated total revenues of € 11.1 billion in 2013 with its four divisions: Biopharmaceuticals, Consumer Health, Performance Materials and Life Science Tools. Merck KGaA of Darmstadt, Germany is the world’s oldest pharmaceutical and chemical company – since 1668, the name has stood for innovation, business success and responsible entrepreneurship. Holding an approximately 70 percent interest, the founding family remains the majority owner of the company to this day.

About Sigma-Aldrich

Sigma-Aldrich, a leading Life Science and Technology company focused on enhancing human health and safety, manufactures and distributes more than 230,000 chemicals, biochemicals and other essential products to more than 1.4 million customers globally in research and applied labs as well as in industrial and commercial markets. With three distinct business units - Research, Applied and SAFC Commercial - Sigma-Aldrich is committed to enabling science to improve the quality of life. The Company operates in 37 countries, has approximately 9,000 employees worldwide and had sales of $2.7 billion in 2013. For more information about Sigma-Aldrich, please visit its website at www.Sigma-Aldrich.com.

Cautionary Note Regarding Forward-Looking Statements

This communication may include “forward-looking statements.” Statements that include words such as “anticipate,” “expect,” “should,” “would,” “intend,” “plan,” “project,” “seek,” “believe,” “will,” and other words of similar meaning in connection with future events or future operating or financial performance are often used to identify forward-looking statements. All statements in this communication, other than those relating to historical information or current conditions, are forward-looking statements. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond control of Merck KGaA, Darmstadt, Germany, which could cause actual results to differ materially from such statements.

Risks and uncertainties relating to the proposed transaction with Sigma-Aldrich Corporation (“Sigma-Aldrich”) include, but are not limited to: the risk Sigma-Aldrich’s shareholders do not approve the transaction; uncertainties as to the timing of the transaction; the risk that regulatory or other approvals required for the transaction are not obtained or are obtained subject to conditions that are not anticipated; competitive responses to the transaction; litigation relating to the transaction; uncertainty of the expected financial performance of the combined company following completion of the proposed transaction; the ability of Merck KGaA, Darmstadt, Germany, to achieve the cost-savings and synergies contemplated by the proposed transaction within the expected time frame; the ability of Merck KGaA, Darmstadt, Germany, to promptly and effectively integrate the businesses of Sigma-Aldrich and Merck KGaA, Darmstadt, Germany; the effects of the business combination of Merck KGaA, Darmstadt, Germany, and Sigma-Aldrich, including the combined company’s future financial condition, operating results, strategy and plans; the implications of the proposed transaction on certain employee benefit plans of Merck KGaA, Darmstadt, Germany, and Sigma-Aldrich; and disruption from the proposed transaction making it more difficult to maintain relationships with customers, employees or suppliers.

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Additional risks and uncertainties include, but are not limited to: the risks of more restrictive regulatory requirements regarding drug pricing, reimbursement and approval; the risk of stricter regulations for the manufacture, testing and marketing of products; the risk of destabilization of political systems and the establishment of trade barriers; the risk of a changing marketing environment for multiple sclerosis products in the European Union; the risk of greater competitive pressure due to biosimilars; the risks of research and development; the risks of discontinuing development projects and regulatory approval of developed medicines; the risk of a temporary ban on products/production facilities or of non-registration of products due to non-compliance with quality standards; the risk of an import ban on products to the United States due to an FDA warning letter; the risks of dependency on suppliers; risks due to product-related crime and espionage; risks in relation to the use of financial instruments; liquidity risks; counterparty risks; market risks; risks of impairment on balance sheet items; risks from pension obligations; risks from product-related and patent law disputes; risks from antitrust law proceedings; risks from drug pricing by the divested Generics Group; risks in human resources; risks from e-crime and cyber attacks; risks due to failure of business-critical information technology applications or to failure of data center capacity; environmental and safety risks; unanticipated contract or regulatory issues; a potential downgrade in the rating of the indebtedness of Merck KGaA, Darmstadt, Germany, or Sigma-Aldrich; downward pressure on the common stock price of Merck KGaA, Darmstadt, Germany, or Sigma-Aldrich and its impact on goodwill impairment evaluations; the impact of future regulatory or legislative actions; and the risks and uncertainties detailed by Sigma-Aldrich with respect to its business as described in its reports and documents filed with the U.S. Securities and Exchange Commission (the “SEC”).

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included elsewhere, including the Report on Risks and Opportunities Section of the most recent annual report and quarterly report of Merck KGaA, Darmstadt, Germany, and the Risk Factors section of Sigma-Aldrich’s most recent reports on Form 10-K and Form 10-Q. Any forward-looking statements made in this communication are qualified in their entirety by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us or our business or operations. Except to the extent required by applicable law, we undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Important Additional Information

This communication is being made in respect of the proposed merger transaction involving Sigma-Aldrich and Merck KGaA, Darmstadt, Germany. The proposed merger will be submitted to the stockholders of Sigma-Aldrich for their consideration. In connection therewith, Sigma-Aldrich intends to file relevant materials with the SEC, including a preliminary proxy statement and a definitive proxy statement. The definitive proxy statement will be mailed to the stockholders of Sigma-Aldrich. BEFORE MAKING ANY VOTING OR ANY INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of the proxy statement, any amendments or supplements thereto and other documents containing important information about Sigma-Aldrich, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by Sigma-Aldrich will be available free of charge on Sigma-Aldrich’s website at www.sigmaaldrich.com under the heading “SEC Documents” within the “Investor Info” section in the “Investors” portion of Sigma-Aldrich’s website. Shareholders of Sigma-Aldrich may also obtain a free copy of the definitive proxy statement by contacting Sigma-Aldrich’s Investor Relations Department at (314) 898-4643.

Sigma-Aldrich and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Sigma-Aldrich is set forth in its proxy statement for its 2014 annual meeting of stockholders, which was filed with the SEC on March 21, 2014, its annual report on Form 10-K for the fiscal year ended December 31, 2013, which was filed with the SEC on February 6, 2014, and in subsequent documents filed with the SEC, each of which can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation of the stockholders of Sigma-Aldrich and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the preliminary and definitive proxy statements and other relevant materials to be filed with the SEC when they become available.